EXHIBIT 10.23

CONFIDENTIAL PORTIONS OF THIS AGREEMENT DESIGNATED BY ASTERISKS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of June 24, 2015 (this "Agreement") between Monarch America, Inc., a corporation organized under the laws of the State of Nevada ("Consultant"), having an address at 1150 W. Custer Place, Denver, Colorado 80223, and FSST Pharms, LLC, a limited liability company organized under the laws of the Flandreau Santee Sioux Tribe ("FSST"), having an address at 603 W. Broad Avenue, Flandreau, South Dakota 57028.

BACKGROUND

Consultant has the expertise to consult all facets of the cultivation and operations relating directly and indirectly to both medicinal and recreational marijuana and marijuana-related products (collectively, the "Business"), from growing, property management, technology and equipment leasing to inventory control, staffing, logistical services and day-to-day operations. FSST wishes to engage Consultant as its exclusive consultant to provide the services and its expertise, and Consultant wishes to provide such services, all on the terms described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and FSST agree as follows:

1. Engagement. FSST hereby engages Consultant as its exclusive independent contractor to perform, or arrange for the performance of, the services described in this Agreement. FSST shall not directly or indirectly perform, or engage any other party to perform, services similar to those to be performed by Consultant during the term of this Agreement. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the parties, or to require or imply that Consultant is engaged in the business of growing or distributing marijuana or any other field or services requiring governmental licensing.

2. Marijuana Use. FSST represents and warrants that FSST is licensed to operate a marijuana business pursuant to Title 29 of the Tribal Law and Order Code entitled "Marijuana Control Ordinance," and is currently permitted to operate, entitled to possess, use, cultivate, distribute, transport, sell and/or acquire marijuana under the Ordinance. FSST shall maintain appropriate licensing as required by applicable law with regard to the possession, cultivations, distribution, acquisitions, transportation, sale or use of marijuana.

3. Services. The Consultant shall perform, or arrange for the performance of, the following consultation services for FSST:

(a) consultation with FSST as to the selection of equipment and supplies, and the selection and training of non-professional personnel;

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(b) recommending the purchase or lease of equipment, supplies and other materials and services reasonably necessary to the operations of FSST;

(c) maintenance and repair of the facilities and equipment of FSST;

(d) supervision of the acquisition, installation and upgrading of equipment and systems required by the operations of FSST and reasonably necessary in order for the FSST to operate its growing facility;

(e) negotiation, on behalf of FSST, with third parties for services reasonably necessary to the operations of FSST; provided, however, that Consultant shall not enter (or be responsible for) into any contract with any such third party on behalf of FSST without FSST's prior written approval; and

(f) such other services as FSST and Consultant may agree from time to time.

In connection with the foregoing, Consultant shall assist FSST with the design, development, and operation of a 10,000 sq. ft. marijuana grow facility to supply an on-site recreational consumption lounge in an existing structure near the Royal River Casino and Hotel in Flandreau, South Dakota (the "Premises"). FSST shall be responsible for all operational and fixed costs relating to the grow facility on the Premises. Consultant agrees and acknowledges that all right, title and the Premises and all improvements thereof shall belong to FSST and Consultant shall have no rights therein.

If FSST desires to purchase nutrients, lights, equipment and other supplies from The Big Tomato, a wholly-owned subsidiary of Consultant, FSST shall be provided with a 25% discount of all retail prices offered by The Big Tomato.

Consultant shall also make available to FSST, on terms to be negotiated, all proprietary products sold or distributed by Consultant.

4. Provision of Personnel. Upon the request of the FSST, and subject to the availability of such personnel, Consultant shall arrange to provide to the FSST the services of personnel whom Consultant believes are qualified to perform services on behalf of FSST. Such personnel may be either employees or independent contractors of Consultant; however, in the performance of their services on behalf of the FSST, such personnel shall at all times be properly directed and supervised by the FSST. The FSST shall have sole discretion as to whether to accept the services of any person whose services are offered to the FSST by Consultant. FSST shall be responsible for the payment of all such personnel. In addition, all reasonable travel, room and board expenses of officers, directors, employees, personnel and agents of Consultant shall be paid by FSST.

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5. Compensation for Consulting and Advisory Services. In consideration of the consulting and advisory services ("The Services") provided by Consultant under Section 3 hereof, FSST shall pay Consultant a consulting and advisory fee ("Consulting Fee") equal to * percent (*%) of Total Net Revenues generated by the sale of marijuana, and/or marijuana products, by FSST. "Total Net Revenues" shall be defined as the Total Gross Revenues minus the cost of goods sold, other expenses directly related to the cultivation, processing, and sale of inventory, depreciation, and taxes. The consulting fee shall be paid to Consultant for the services on the 1Oth day of each calendar month and no later than 30 days' following receipt of Total Gross Revenues by FSST. Consultant shall have the right to inspect all accounting methods, books and records of FSST to determine the veracity of the amount monthly amount received. If the consulting fee has been found or declared to be understated, FSST shall pay the expenses incurred by Consultant in ascertaining the appropriate amount due and payable.

6. Representations and Warranties.

(a) Each party represents that it has the full power, right, and authority to enter into, execute and perform this Agreement.

(b) Each party represents that the individual executing and delivering this Agreement to the other party has full right and title to execute and deliver this Agreement on behalf of the entity to which it is signing.

7. Term.

(a) This Agreement shall commence as of the date above and shall terminate on five (5) years thereafter. If either party shall have failed in any material respect to perform its obligations hereunder (a "default") for a period of 10 business days after receipt of written notice specifying the nature of such default, and if, by reason of the nature of such default, the same cannot reasonably be remedied within such 10-day period, and the party so notified shall have failed to proceed with reasonable diligence after receipt of the written notice referred to in this clause to cure such default, then the non-defaulting party can terminate this Agreement for cause. At the end of the initial 5-year term, this Agreement shall automatically renew on an annual basis until terminated by either party upon 30-days' prior written notice to the other.

(b) Upon termination of this Agreement for any reason, the parties hereto shall have no further rights or obligations hereunder, except for any unpaid fees and expenses then due and payable to Consultant and those arising under Sections 8, 9, 10, and 11 hereof, all of which shall survive any such termination.

8. No Warranties. Consultant makes no warranties or representations, express or implied, either in fact or by operation of law, statutory or otherwise, including warranties of merchantability or fitness for a particular use. FSST specifically agrees and acknowledges that Consultant shall not be liable to FSST or any of FSST's officers, directors, employees, agents, contractors, affiliates or representatives for any indirect, consequential, special, punitive, exemplary or incidental damages of any kind, however caused, arising out of or related to this Agreement or the services to be provided under this Agreement, even if FSST had been advised of the possibility of those damages, including without limitation, damages incurred by FSST for loss of profits, loss of revenues, loss of goodwill, loss of anticipated savings, loss of date or cost of purchasing replacement services. These limitations will apply regardless of the legal theory of liability, whether under contract, tort (including negligence and strict liability), or any other theory whatsoever. Notwithstanding, the foregoing limitations will not apply to any claim arising out of (a) fraud, gross negligence or willful misconduct by Consultant or (b) breach of Section 9 of this Agreement by Consultant or its Indemnitees (as defined below).

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9. Indemnification. FSST will defend, indemnify and hold harmless Consultant and its affiliates, subcontractors, officers, directors, shareholders, employees and agents (Jointly and severally, the "Indemnitees") from and against any and all claims, liabilities (including reasonable attorneys' fees and expenses) and losses asserted directly or indirectly by any third party arising out of any actual or alleged breach of this Agreement by FSST or any act or omission of the Indemnitee, whether arising from or in connection with a demand, action, regulatory action, lawsuit, proceeding, judgment, settlement, appeal or other post judgment proceeding and whether asserted in contract, tort, strict liability or otherwise.

10. Confidential Information. Each of FSST and Consultant covenants and agrees that such party and such party's employees, officers, directors, stockholders, agents, representatives, affiliates and the successors and assigns thereof, shall retain in strict confidence, and shall not use for any purpose whatsoever, or divulge, disseminate or disclose to any third party (other than in furtherance of its business purposes or as may be required by law) any proprietary or confidential information relating to such party or its business, including, without limitation, financial information, development plans, pricing information, business methods, management information systems and software, customer lists, supplier lists, leads, solicitations and contacts, know-how, show-how, inventions, techniques, improvements, specifications, trade secrets, agreements, research and development, business plans and marketing plans of each such party, whether or not any of the foregoing are copyrightable or patentable.

11. Restrictive Covenant. FSST acknowledges that Consultant has invested and will invest substantial time, money and resources in the development and retention of its confidential information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of FSST's engagement with Consultant, FSST has had and will have access to Consultant's confidential information (including trade secrets), and may be introduced to existing and prospective suppliers, customers, accounts and business partners of Consultant. FSST acknowledges and agrees that any and all "goodwill" associated with any existing or prospective supplier, customer, account or business partner belongs exclusively to Consultant, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the FSST and any existing or prospective suppliers, customers, accounts or business partners. In recognition of this, FSST hereby covenants and agrees that during the term of this Agreement, neither FSST nor any of its affiliates will engage in the practice of growing and distributing marijuana in the State of South Dakota, whether as an employee, agent, owner, partner, independent contractor, representative, shareholder, or in any other capacity whatsoever, directly or indirectly.

FSST recognizes and acknowledges that this provision is a condition to Consultant entering into this relationship and that, accordingly, in the event of a breach or default, or threatened breach or default, by FSST of the terms and conditions of this Agreement, including, without limitation, the provisions of Section 11, the damages to Consultant may be impossible to ascertain and Consultant will not have an adequate remedy at law. In the event of any such breach or default, or such threatened breach or default, in the performance of the terms and provisions of this Agreement, Consultant shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance of the terms and provisions of this Agreement, to enjoin further violations of the terms and provisions of this Agreement and/or to obtain damages. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or at law. FSST hereby waives any requirement for security or the posting of any bond or other surety and proof of damages in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief and further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

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12. Finder's Fee. If FSST or any of its agents structures, leads to the structuring, or assists with the structuring of a consulting or other development agreement between consultant and another Tribe, tribally owned company, or any other type of business entity, Consultant will provide FSST with *% of all revenue generated as a result of such agreement by the Consultant. The *% collected will be paid to FSST in cash within 10 business days of Consultant receiving such funds. However, if FSST decides to utilize such proceeds to purchase Consultant's common stock, Consultant agrees to sell FSST the appropriate number of shares of common stock based on a discount rate of 10% of the stock's then volume weighted average price for the twenty days prior to receipt by Consultant of such notification by FSST. All Company stock purchased by FSST within the first year of this agreement must be utilized only for the purchase and installation of equipment and other materials necessary for cultivation and processing of marijuana and marijuana products at the FSST facility.

13. Miscellaneous.

(a) Any notice required or permitted to be given to either party under this Agreement shall be duly given and shall be deemed to have been received three business days after having been mailed by certified mail, return receipt requested, or one business day after having been sent by overnight courier or when personally delivered, addressed to the respective party at the address first stated above, or to such other address as such party may designate by written notice to the other party.

(b) This Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and permitted assigns of the parties hereto. This Agreement may not be assigned by either party without prior written consent.

(c) This Agreement shall be construed and enforced in accordance with the procedural and substantive laws of the Flandreau Santee Sioux Tribe. If the substantive law of the Tribe does not provide for a particular matter, then the substantive law of the State of Colorado will apply.

(d) Should any provision of this Agreement be or become invalid, the validity of the other provisions of this Agreement shall not be affected thereby. This Agreement contains the entire agreement between the parties. No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith. No written waiver shall excuse the performance of any act other than those specifically referred to therein.

(e) This Agreement may be executed in counterparts. Each counterpart will be considered an original, and all of them, taken together, will constitute a single Agreement. Facsimile and electronic signatures will be deemed original signatures for all purposes under this Agreement. When properly signed, this Agreement may be delivered by facsimile or electronically, and any such delivery will have the same effect as physical delivery of a signed original.

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(f) If any court finds any provision of this Agreement to be invalid or otherwise unenforceable, that provision will be void to the extent it is contrary to applicable law. However, that finding will not affect the validity of any other provision of this Agreement, and the rest of this Agreement will remain in full force and effect unless enforcement of this Agreement without the invalidated provision would be grossly inequitable under all of the circumstances or would frustrate the primary purposes of this Agreement.

(g) This Agreement shall be construed to effectuate the mutual intent of FSST and Consultant. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. Each of FSST and Consultant hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement. The headings contained in this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(h) FSST Pharms, LLC is a wholly owned limited liability company of the Flandreau Santee Sioux Tribe, and therefore enjoys the right of sovereign immunity. Nothing in this agreement shall expressly, or impliedly, waive the sovereign immunity of FSST in any forum or tribunal, nor shall it waive the sovereign immunity enjoyed by FSST's employees, agents, or board of directors. If a dispute does arise regarding this agreement, the Flandreau Santee Sioux Tribe Tribal Court will be the exclusive forum for adjudication. Consultant agrees to purposefully avail itself to Tribal Court Jurisdiction, and agrees to waive all rights regarding forum selection.

IN WITNESS WHEREOF, the parties have executed and delivered this Management & Consulting Agreement as of the date first above written.

FSST PHARMS, LLC

Date: June 24, 2015	By:	/s/ Anthony Reider
Anthony Reider
Board President

MONARCH AMERICA, INC.

Date: June 24, 2015	By:	/s/ Eric M. Hagen
Eric M. Hagen
President and CEO

Consulting Advisory Services Agreement